                                                                    EXHIBIT 23.3

                [AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD]

American Airlines, Inc.
Mail Drop 5662
4333 Amon Carter Boulevard
Fort Worth, TX 76155
Attn: Ms. Leslie Benners
Managing Director, Corporate Finance & Banking

     RE: American Airlines, Inc. ("American") two Boeing 737-823, ten Boeing
         757-223ER, six Boeing 757-223 and 13 Boeing 777-223ER Aircraft

Ladies and Gentleman:

     We consent to the use of the report prepared by us with respect to the aircraft referred to in the Prospectus included in American's Registration Statement Form S-4 relating to the exchange of Pass through Certificates, Series 2001-2 which have been registered under the Securities Act of 1933 for any and all outstanding Pass Through Certificates, Series 2001-2, to the summary of such report in the Prospectus under the headings "Prospectus Summary -- Equipment Notes and the Aircraft," "Risk Factors -- Risk Factors Relating to the Aircraft and the Exchange Offer -- Appraisals and Realizable Value of Aircraft," and "Description of the Aircraft and the Appraisals -- The Appraisals" and to references to our Firm under the headings "Description of the Aircraft and the Appraisals -- The Appraisals" and "Appraisers".

Aircraft Information Services, Inc.

/s/ FRED BEARDEN

Fred Bearden
President